ORYX TECHNOLOGY CORP.

                  1996 DIRECTORS NONQUALIFIED STOCK OPTION PLAN
                  ---------------------------------------------

                       As Adopted Effective April 1, 1996
                by Oryx Technology Corp., a Delaware corporation

      1. PURPOSE. The purpose of the Oryx Technology Corp. 1996 Directors Nonqualified Stock Option Plan (the "Plan") is to grant to non-employee directors ("Outside Directors") of Oryx Technology Corp., a Delaware corporation (the "Company"), the opportunity to acquire Common Stock of the Company, thereby encouraging such persons to accept or continue their relationships with the Company; to align the interests of such persons with those of the Company's stockholders through stock ownership; and furnishing such persons with an incentive to improve operations and increase profits of the Company.

      To accomplish the foregoing objectives, this Plan provides a means whereby Outside Directors may receive options to purchase Common Stock. Options granted under this Plan will be nonstatutory (nonqualified) stock options.

      2. ADMINISTRATION. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Administrator"), which shall at all times consist of at least two (2) Outside Directors neither of whom has received option grants under any plan of the Company or its affiliates, other than formula-based grants under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), within one (1) year prior to his service as an administrator of the Plan. Subject to the provisions of the Plan, the Administrator shall have the sole authority, in its discretion:

            (a) to determine the terms and conditions of the stock option agreements entered into between the Company and any Outside Director;

            (b)   to interpret the Plan;

            (c)   to modify or amend any such option; and

            (d) to make all determinations deemed necessary or advisable for the administration of the Plan.

      3. ELIGIBILITY; NUMBER. (a) Each Outside Director serving on the Company's Board of Directors, as of April 1, 1996 shall be granted options to purchase 30,000 shares of the Company's Common Stock or such later date on which such Outside Director was appointed to the Board of Directors. The exercise price shall be the closing bid price of the Company's Common Stock on the Nasdaq SmallCap Market on such date.

            (b) Each Outside Director joining the Company's Board of Directors subsequent to April 1, 1996, will receive options to purchase 30,000 shares of


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the Company's  Common Stock,  effective as of the date he or she is appointed or elected to the Company's Board of Directors (the "Grant Date"). The exercise price of such options shall be the closing bid price of the Company's Common Stock on the Nasdaq SmallCap Market on the Grant Date.

            (c) In the event that the Company's Common Stock is neither listed on a securities exchange nor quoted by Nasdaq, the Administrator shall determine the fair market value of the Company's Common Stock on such date and such value shall be the exercise price.

      4. COMMON STOCK SUBJECT TO PLAN.

            (a) There shall be reserved for issue upon the exercise of options granted under the Plan One hundred twenty thousand (120,000) shares of Common Stock, subject to adjustment as provided in Section 7 hereof. If an option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of the Plan.

            (b) Notwithstanding any other provisions of this Plan, the aggregate number of shares of Common Stock subject to outstanding options granted under this Plan, plus the aggregate number of shares issued upon the exercise of all options granted under this Plan, shall never be permitted to exceed the number of shares specified in the first sentence of subsection 4(a) above.

      5. TERMS OF OPTIONS. Each option granted under the Plan shall be evidenced by a nonstatutory stock option agreement between the individual to whom the option is granted (the "optionee") and the Company. Each such agreement shall designate the option thereby granted as a nonstatutory stock option. Each such agreement shall be subject to the terms and conditions set forth in subsection 5.1, and to such other terms and conditions not inconsistent herewith as the Administrator may deem appropriate in each case. All options granted under this Plan shall be subject to the following terms and conditions:

            (a) TERM OF OPTIONS. The period or periods within which an option may be exercised shall be determined by the Administrator at the time the option is granted, but in no event shall such period extend beyond ten (10) years and one (1) week from the date the option is granted.

            (b) MORE THAN TEN PERCENT STOCKHOLDERS. No option shall be granted to any individual who, at the time such option would be granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of outstanding capital stock of the Company, or of any parent corporation or subsidiary corporation of the Company, unless the exercise price (as provided in subsection 5.1(b) hereof) is not less than one hundred ten percent (110%) of the fair market value of the Common Stock on the date the










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option is granted.  As used in this Plan,  the terms  "parent  corporation"  and
"subsidiary corporation" shall have the meanings set forth in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code"). For purposes of this subsection 5.1(b), in determining stock ownership, an optionee shall be deemed the owner of all voting capital stock owned, directly or indirectly, by or for his brothers and sisters, spouse, ancestors and lineal descendants. Voting capital stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries, as applicable. Common Stock with respect to which any such optionee holds an option shall not be counted. Additionally, for purposes of this subsection 5.1(b), outstanding capital stock shall include all capital stock actually issued and outstanding immediately after the grant of the option to the optionee. Outstanding capital stock shall not include capital stock authorized for issue under outstanding options held by the optionee or by any other person.

            (c) METHOD OF PAYMENT FOR COMMON STOCK. Payment for stock purchased upon any exercise of an option granted under this Plan shall be made in full in cash concurrently with such exercise, except that, if and to the extent the instrument evidencing the option so provides and if the Company is not then prohibited from purchasing or acquiring shares of such stock, such payment may be made in whole or in part with shares of the same class of stock as are subject to the option, delivered in lieu of cash concurrently with such exercise, the shares so delivered to be valued on the basis of the fair market value of the stock (determined in a manner specified in the instrument evidencing the option) on the day preceding the date of exercise.

            (d) VESTING. Ten thousand (10,000) of the option shares granted under the Plan shall vest on the date of grant and the balance shall vest in equal annual installments on the first and second anniversaries of the date of grant, provided that the Outside Director continues to serve on the Company's Board of Directors as of such dates.

            (e) NONTRANSFERABILITY. All options shall be nontransferable, except by will or the laws of descent and distribution, and shall be exercisable during the lifetime of the optionee only by the optionee.

            (f) DEATH; DISABILITY; RESIGNATION. In the event of an Outside Director's disability, all options granted will immediately vest. In the event of an Outside Director's death, all options will vest but expire one year thereafter. If an Outside Director resigns from the Company's Board of Directors or declines to stand for reelection, options that are vested through the date of such resignation or declination may be exercised for a period of three (3) months thereafter. If an Outside Director is removed from the Board by action of the Company's Stockholders or Board of Directors, options that are vested through the date of such removal may be exercised for a period of one (1) week thereafter.






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

            (g) WITHHOLDING AND EMPLOYMENT TAXES. At the time of exercise of an option, the optionee shall remit to the Company in cash the amount of an and all applicable federal and state withholding and employment taxes.

      6. STOCK ISSUANCE AND RIGHTS AS STOCKHOLDER. Notwithstanding any other provisions of the Plan, no optionee shall have any of the rights of a stockholder (including the right to vote and receive dividends) of the Company, by reason of the provisions of this Plan or any action taken hereunder, until the date such optionee shall both have paid the exercise price for the Common Stock and shall have been issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) the stock certificate evidencing such shares.

      7.    ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER.

            (a) Subject to any required action by the Company's stockholders, the number of shares of Common Stock covered by this Plan as provided in Section 4, the number of shares covered by each outstanding option granted hereunder and the exercise price thereof shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a split, reverse split, subdivision or consolidation of such shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such outstanding shares of Common Stock effected without the receipt of consideration by the Company; provided, however, that the conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration."

            (b) Subject to any required action by the Company's stockholders, if the Company shall be the surviving corporation in any merger or consolidation, each outstanding option shall pertain and apply to the securities to which a holder of the number of shares subject to the option would have been entitled. A dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation shall cause each outstanding option to terminate, unless the surviving corporation in the case of a merger or consolidation assumes outstanding options or replaces them with substitute options having substantially similar terms and conditions.

            (c) To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Compensation Committee of the Board of Directors, whose determination in that respect shall be final, binding and conclusive.

            (d) Except as hereinabove expressly provided in this Section 7, no optionee shall have any rights by reason of any subdivision or consolidation of shares of the capital stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock






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of any  class or of  securities  convertible  into  shares of stock of any class shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to any option granted hereunder.

            (e) The grant of an option pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

      8.    SECURITIES LAW REQUIREMENTS.

            (a) The Administrator may require an individual as a condition of the grant and of the exercise of an option, to represent and establish to the satisfaction of the Administrator that all shares of Common Stock to be acquired upon the exercise of such option will be acquired for investment and not for resale. The Administrator shall cause such legends to be placed on certificates evidencing shares of Common Stock issued upon exercise of an option as, in the opinion of the Company's counsel, may be required by federal and applicable state securities laws.

            (b) No shares of Common Stock shall be issued upon the exercise of any option unless and until counsel for the Company determines that: (i) the Company and the optionee have satisfied all applicable requirements under the Securities Act of 1933, as amended and the Exchange Act; (ii) any applicable listing requirement of any stock exchange on which the Company's Common Stock is listed has been satisfied; and (iii) all other applicable provisions of state and federal law have been satisfied.

      9. FINANCIAL ASSISTANCE. The Company is vested with authority under this Plan to assist any Outside Director to whom an option is granted hereunder in the payment of the purchase price payable on exercise of that option, by lending the amount of such purchase price to such Outside Director on such terms and at such rates of interest and upon such security as shall have been authorized by or under authority of the Board.

      10. AMENDMENT. The Board may terminate the Plan or amend the Plan from time to time in such respects as the Board may deem advisable; provided, however, that the Plan may no be amended more than once every six (6) months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act, of the rules thereunder, and provided further, that, without the approval of the Company's stockholders in compliance with the requirements of applicable law, no such revision or amendment shall:

            (a)  increase the number of shares of Common  Stock  reserved  under
Section 4 hereof for issue under the Plan, except as provided in Section 7 hereof;







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            (b)   change the class of persons  eligible to  participate  in  the
Plan under Section 3 hereof;

            (c)   extend the term of the Plan under Section 10 hereof;

            (d) change the number of options granted under this Plan as set forth in Section 3 hereof; or

            (e)   amend this Section 10 to defeat its purpose.

      11. TERMINATION. The Plan shall terminate automatically on April 1, 2006, and may be terminated at any earlier date by the Board. No option shall be granted hereunder after termination of the Plan, but such termination shall not affect the validity of any option then outstanding.

      12. TIME OF GRANTING OPTIONS. The date of grant of an option here-under shall, for all purposes, be the date on which the Administrator makes the determination granting such option.

      13. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plan.

      14. EFFECTIVE DATE. This Plan was adopted by the Board of Directors of the Company on April 1, 1996, and shall be effective as of said date. The Plan was approved by the stockholders of the Company on September 20, 1996.


















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